EXHIBIT 10.2
FORM OF
AMENDMENT NO. 1
TO THE
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO THE EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment No. 1”) is made and entered effective this 13th day of November, 2020 by and between CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC (the “Company”) and R. Scott Coffman (the “Executive”).

RECITALS

WHEREAS, the Company is a wholly-owned subsidiary of cbdMD, Inc., a North Carolina corporation (the “Parent”).

WHEREAS, the Executive serves as co-Chief Executive Officer of the Parent and Chief Executive Officer of the Company.

WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement dated December 20, 2018 (the “Coffman Employment Agreement”).

WHEREAS, the parties desire to amend the Coffman Employment Agreement as herein after set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1.           Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2.           Base Salary.

(i)           Section 5a of the Coffman Employment Agreement is hereby deleted in its entirety and replaced with the following:

a.
Salary. The Executive shall be paid a base salary (“Base Salary”), payable in accordance with the Company's policies from time to time for senior executives, at an annual rate Three Hundred Thirty-five Thousand dollars ($335,000). The Base Salary thereafter may be increased, but not decreased, from time to time, by the Compensation Committee of the Board of Directors of the Parent (the “Parent Compensation Committee”) in connection with reviews of Executive’s performance, which such reviews shall occur no less frequently than annually.

(ii)           The foregoing increase in the Base Salary payable to the Executive shall be retroactively effective to the first day of the current payroll period of the Company.

3.
Award of Discretionary Bonus. The Executive is hereby awarded a discretionary bonus of Two Hundred Fifty Thousand dollars ($250,000), payable in January 2021, provided that (a) the Coffman Employment Agreement has not otherwise been terminated by either party, (b) the Parent’s audited financial statements for the fiscal year ended September 30, 2020 shall have been completed and the Parent’s independent registered public accounting firm shall have issued an unqualified opinion on such financial statements, and (c) the Parent shall have timely filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (collectively, the “Bonus Conditions”). The determination of the satisfaction of the Bonus Conditions shall be made in writing by the Chairman of the Audit Committee of the Parent’s Board of Directors.

4.
No Other Revisions. Except as set forth herein, all other terms and conditions of the Coffman Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and date first above written.

Witness:	THE CORPORATION:

CBD Industries LLC cbdMD, Inc., its sole member

By: T. Ronan Kennedy,
Chief Financial Officer

Witness:	THE EXECUTIVE

R. Scott Coffman